FUND ADMINISTRATION SERVICING AGREEMENT


     THIS AGREEMENT is made and entered into as of this
_____   day  of  ____________,  1999,  by  and  between
Bearguard   Funds,   Inc.,   a   Maryland   corporation
(hereinafter referred to as the "Company"), and Firstar
Mutual   Fund   Services,  LLC,  a  Wisconsin   limited
liability   company   (hereinafter   referred   to   as
"Firstar").

     WHEREAS,  the  Company is an  open-end  management
investment  company  which  is  registered  under   the
Investment  Company Act of 1940, as amended (the  "1940 Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, Firstar is in the business of providing, among other things, fund administration services to investment companies; and

     WHEREAS, the Company desires to retain Firstar to act as Administrator for the Bearguard Fund and for each additional series of the Company listed on Exhibit
A attached hereto (each, a "Fund"), as may be amended from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Firstar agree as follows:

1.   Appointment of Administrator

     The    Company   hereby   appoints   Firstar    as
Administrator   of  the  Company  on  the   terms   and
conditions set forth in this Agreement, and Firstar hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.   Duties and Responsibilities of Firstar

     A.   General Fund Management

          1.  Act  as  liaison  among  all  Fund  service providers

          2.  Coordinate board communication by:

               a.   Assisting    Company    counsel     in
                    establishing meeting agendas
               b.   Preparing   board  reports  based   on
                    financial and administrative data
               c.   Evaluating independent auditor

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               d.   Securing and monitoring fidelity  bond
                    and  director and officer liability
                    coverage,  and making the necessary
                    SEC filings relating thereto
               e.   Preparing  minutes of meetings of  the
                    board and shareholders

          3.  Audits

               a.   Prepare   appropriate  schedules   and
                    assist independent auditors
               b.   Provide   information   to   SEC   and
                    facilitate audit process
               c.   Provide office facilities

          4.  Assist in overall operations of the Fund

          5.  Pay Fund expenses upon written authorization from the Company

     B.   Compliance

          1.  Regulatory Compliance

               a.   Monitor   compliance  with  1940   Act
                    requirements, including:

                    1)  Asset diversification tests
                    2)  Total   return   and  SEC   yield calculations
                    3)  Maintenance of books and  records under Rule 31a-3
                    4) Code of Ethics for the disinterested directors of the Fund (if requested by the Fund)

               b.   Monitor  Fund's  compliance  with  the
                    policies and investment limitations
                    of  the Company as set forth in its
                    Prospectus    and   Statement    of
                    Additional Information

          2.  Blue Sky Compliance

               a.   Prepare  and file with the appropriate
                    state  securities  authorities  any
                    and all required compliance filings
                    relating to the registration of the
                    securities of the Company so as  to
                    enable   the  Company  to  make   a
                    continuous  offering of its  shares
                    in all states
               b.   Monitor     status    and     maintain
                    registrations in each state

          3.  SEC Registration and Reporting

               a.   Assist  Company  counsel  in  updating
                    Prospectus    and   Statement    of
                    Additional   Information   and   in
                    preparing   proxy  statements   and
                    Rule 24f-2 notices
               b.   Prepare annual and semiannual reports

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               c.   Coordinate  the  printing of  publicly
                    disseminated    Prospectuses    and
                    reports
               d.   File fidelity bond under Rule 17g-1
               e.   File  shareholder reports  under  Rule 30b2-1

          4.  IRS Compliance

               a.   Monitor   Company's   status   as    a
                    regulated investment company  under
                    Subchapter M through review of  the
                    following:

                    1)  Asset diversification requirements
                    2)  Qualifying income requirements
                    3)  Distribution requirements

               b.   Calculate    required    distributions
                    (including excise tax distributions)

     C.   Financial Reporting

          1.   Provide  financial data required by  Fund's
               Prospectus  and Statement of  Additional Information
          2.   Prepare financial reports for shareholders,
               the  board,  the  SEC,  and  independent auditors
          3.   Supervise   the  Company's  Custodian   and
               Company  Accountants in the  maintenance
               of  the Company's general ledger and  in
               the  preparation of the Fund's financial
               statements,   including   oversight   of
               expense  accruals and payments,  of  the
               determination of net asset value of  the
               Company's   net  assets   and   of   the
               Company's shares, and of the declaration
               and   payment  of  dividends  and  other
               distributions to shareholders

     D.   Tax Reporting

          1.   Prepare   and   file  on  a  timely   basis
               appropriate   federal  and   state   tax
               returns including Forms 1120/8610 with any necessary schedules

          2.   Prepare   state  income  breakdowns  where relevant

          3. File Form 1099 Miscellaneous for payments to directors and other service providers

          4.   Monitor wash losses

          5.   Calculate  eligible  dividend  income   for
               corporate shareholders

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3.   Compensation

     The  Company, on behalf of the Fund, agrees to pay
Firstar for the performance of the duties listed in this Agreement, the fees and out-of-pocket expenses as set forth in the attached Exhibit A.

     These fees may be changed from time to time, subject to mutual written Agreement between the Company and Firstar.

     The   Company   agrees  to  pay   all   fees   and
reimbursable expenses within ten (10) business days following the receipt of the billing notice.

4.   Performance of Service; Limitation of Liability

     A.   Firstar shall exercise reasonable care in the
performance   of  its  duties  under  this   Agreement.
Firstar  shall not be liable for any error of  judgment
or  mistake  of  law or for any loss  suffered  by  the
Company  in  connection  with  matters  to  which  this
Agreement  relates,  including  losses  resulting  from
mechanical  breakdowns or the failure of  communication
or  power  supplies beyond Firstar's control, except  a
loss  resulting from Firstar's refusal  or  failure  to
comply  with  the terms of this Agreement or  from  bad
faith, negligence, or willful misconduct on its part in
the  performance  of its duties under  this  Agreement.
Notwithstanding any other provision of this  Agreement,
the  Company shall indemnify and hold harmless  Firstar
from  and against any and all claims, demands,  losses,
expenses,  and  liabilities (whether  with  or  without
basis   in  fact  or  law)  of  any  and  every  nature
(including  reasonable attorneys' fees)  which  Firstar
may  sustain or incur or which may be asserted  against
Firstar  by any person arising out of any action  taken
or omitted to be taken by it in performing the services
hereunder   (i)   in  accordance  with  the   foregoing
standards, or (ii) in reliance upon any written or oral instruction provided to Firstar by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to Firstar and as amended from time to time in writing by resolution of the Board of Directors of the Company.

          Firstar  shall indemnify and hold the Company
harmless  from and against any and all claims, demands,
losses,  expenses,  and liabilities  (whether  with  or
without  basis in fact or law) of any and every  nature
(including  reasonable  attorneys'  fees)   which   the
Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by Firstar as a result of Firstar's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

          In  the  event  of a mechanical breakdown  or
failure  of communication or power supplies beyond  its
control,  Firstar  shall take all reasonable  steps  to
minimize service interruptions for any period that such
interruption   continues  beyond   Firstar's   control.
Firstar  will make every reasonable effort  to  restore
any  lost  or  damaged  data  and  correct  any  errors
resulting  from  such a breakdown  at  the  expense  of
Firstar.   Firstar agrees that it shall, at all  times,
have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is

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available.  Representatives of
the Company shall be entitled to inspect Firstar's premises and operating capabilities at any time during regular business hours of Firstar, upon reasonable notice to Firstar.

          Regardless of the above, Firstar reserves the right to reprocess and correct administrative errors at its own expense.

     B.    In order that the indemnification provisions
contained in this section shall apply, it is understood
that  if  in  any case the indemnitor may be  asked  to
indemnify   or   hold  the  indemnitee  harmless,   the
indemnitor shall be fully and promptly advised  of  all
pertinent  facts concerning the situation in  question,
and  it is further understood that the indemnitee  will
use  all  reasonable  care  to  notify  the  indemnitor
promptly  concerning any situation  which  presents  or
appears  likely to present the probability of  a  claim
for  indemnification.  The indemnitor  shall  have  the
option to defend the indemnitee against any claim which
may  be  the subject of this indemnification.   In  the
event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

5.   Proprietary and Confidential Information

     Firstar  agrees  on  behalf  of  itself  and   its
directors,   officers,   and   employees    to    treat
confidentially  and as proprietary information  of  the
Company  all records and other information relative  to
the   Company   and   prior,  present,   or   potential
shareholders  of  the  Company  (and  clients  of  said
shareholders),  and  not  to  use  such   records   and
information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Firstar may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

6.   Data Necessary to Perform Services

     The Company or its agent, which may be Firstar, shall furnish to Firstar the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

7.   Term of Agreement

     This  Agreement shall become effective as  of  the
date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for
successive  annual  periods.   The  Agreement  may   be
terminated by either party upon giving ninety (90) days prior

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written notice to the other party or such shorter
period  as  is  mutually agreed upon  by  the  parties.
However, this Agreement may be amended by mutual written consent of the parties.

8.   Notices

     Notices of any kind to be given by either party to
the  other party shall be in writing and shall be  duly
given  if  mailed or delivered as follows:   Notice  to
Firstar shall be sent to:

     Firstar Mutual Fund Services, LLC
     615 East Michigan Street
     Milwaukee, WI  53202

and notice to the Company shall be sent to:

     Bearguard Funds, Inc.
     985 University Avenue, Suite 26
     Los Gatos, CA  95032
     Attn:  Corporate Secretary

9.   Duties in the Event of Termination

     In the event that, in connection with termination,
a   successor   to   any   of   Firstar's   duties   or
responsibilities hereunder is designated by the Company
by  written  notice to Firstar, Firstar will  promptly,
upon  such  termination  and  at  the  expense  of  the
Company, transfer to such successor all relevant books,
records, correspondence, and other data established  or
maintained by Firstar under this Agreement  in  a  form
reasonably   acceptable to the Company  (if  such  form
differs  from the form in which Firstar has maintained,
the  Company  shall  pay any expenses  associated  with
transferring the data to such form), and will cooperate
in  the  transfer  of such duties and responsibilities,
including   provision  for  assistance  from  Firstar's
personnel in the establishment of books, records, and other data by such successor.

10.  Governing Law

     This   Agreement  shall  be  construed   and   the
provisions  thereof interpreted under and in accordance
with  the  laws  of  the State of Wisconsin.   However,
nothing   herein  shall  be  construed  in   a   manner
inconsistent  with  the  1940  Act  or  any   rule   or
regulation  promulgated by the Securities and  Exchange
Commission thereunder.

11.  Records

     Firstar  shall  keep  records  relating   to   the
services  to  be performed hereunder, in the  form  and
manner,  and  for such period as it may deem  advisable
and  is  agreeable to the Company but not  inconsistent
with   the   rules   and  regulations  of   appropriate
government  authorities, in particular, Section  31  of
the  1940 Act and the rules thereunder.  Firstar agrees
that all such records prepared or maintained by Firstar
relating  to  the services to be performed  by  Firstar
hereunder are the property of the Company and  will  be
preserved, maintained, and made available in accordance
with such section and rules of the 1940 Act and will be
promptly   surrendered  to  the  Company  on   and   in
accordance with its request.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.



BEARGUARD FUNDS, INC.              FIRSTAR MUTUAL FUND
                                   SERVICES, LLC

By:__________________              By:___________________________

Its:_________________              Its:__________________________

          Fund Administration and Compliance
         Annual Fee Schedule - Domestic Funds

                                                       Exhibit A

       Separate Series of Bearguard Funds, Inc.

            Name of Series                Date Added

            Bearguard Fund            ______ ____, 1999
               Investor Class
               Institutional Class


Annual fee based upon average assets per Fund or class
          6 basis points on the first $200 million
          5 basis points on the next $500 million
          3 basis points on the balance
          Minimum annual fee:     $55,000 for the first two classes of Fund
                                  $20,000 for additional Funds or classes


Plus  out-of-pocket  expense reimbursements,  including but not limited to:
          Postage
          Programming
          Stationery
          Proxies
          Retention of records
          Special reports
          Federal and state regulatory filing fees
          Certain insurance premiums
          Expenses from board of directors meetings
          Auditing and legal expenses

Fees and out-of-pocket expense reimbursements are billed to the Fund monthly.